Deloitte.

Deloitte & Touche LLP
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Suite 2800
Minneapolis, MN 55402-1538
USA

Tel:+1 612 397 4000
Fax:+1 612 397 4450
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 239497 of Cancer Genetics, Inc. on Form S-3 of our report dated October 16, 2020 relating to the financial statements of StemoniX, Inc. as of and for the years ended December 31, 2019 and 2018 appearing in the Registration Statement No. 333-249513 on Form S-4 of Cancer Genetics, Inc.

Deloitte & Touche LLP

Minneapolis, Minnesota
October 28, 2020